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                                                                    Exhibit 3.8

                             THE COMPANIES ACT 1992

                         -----------------------------

                           COMPANY LIMITED BY SHARES

                         -----------------------------

                            ARTICLES OF ASSOCIATION

                                       OF

                         PARADISE ACQUISITIONS LIMITED

                         -----------------------------

                                 INTERPRETATION

          1. In these presents unless there be something in the subject or context inconsistent therewith:

          "The Act"           means The Companies Act 1992 and any statutory
                              modifications thereof.

          "The Company"       means the above-named Company.

          "The Directors"     means the Directors for the time being of the
                              Company.

          "The Auditors"      means the persons for the time being performing
                              the duties of auditors.

          "The Office"        means the registered office for the time being of
                              the Company.

          "The Register"      means the Register of Members to be kept as
                              required by Section 56 of The Companies Act.

          "Month"             means calendar month.

          "Dividend"          includes bonus if so determined by the Directors.

          "The Seal"          means the common seal of the Company.

          "The Secretary"     includes an Assistant Secretary and any person
                              appointed to perform the duties of Secretary of the Company.

          "In Writing"/       include printing, lithography, and other modes of
          "Written"           representing or reproducing words in visible form.

          "Paid up"           means paid up and/or credited as paid up.

          Words importing the singular number only include the plural number and vice versa.

          Words importing the masculine gender only include the feminine gender.

          Words importing persons include corporations.
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          2. In addition to the registered office of the Company in the
Commonwealth of The Bahamas, which shall be at such place as the Directors shall from time to time appoint, the Company may have an office for the transaction of business at any other place, and meetings of the Company or of the Directors may be held either within or without the Commonwealth, and if without the Commonwealth at such place as the Directors may determine.

                                     SHARES

          3. Unless the Directors shall determine otherwise, all the shares in the Company shall be numbered in regular series; and every forfeited or surrendered share shall continue to bear the number by which the same was originally distinguished.

          4. Subject to the provisions of Section 44 of the Act, the Company may purchase or acquire shares issued by it.

          5. Subject to any directions at any time and from time to time given by the Company in general meeting the shares shall be under the control of the Directors, who may allot or otherwise dispose of the same to such persons, on such terms and conditions, and at such times as the Directors think fit.

          6. The joint holders of a share shall be severally as well as jointly liable for payment of all instalments and calls due in respect of such share.

          7. Save as herein otherwise provided, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and accordingly shall not, except as ordered by a court of competent jurisdiction, or as by the Act required, be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person.

                                  CERTIFICATES

          8. The certificates of title to shares shall be issued under the seal of the Company, and shall be signed by one of the Directors and countersigned by the Secretary.

          9. Every member shall be entitled to one certificate for all the shares registered in his name, or to several certificates, each for one or more of such shares. Every certificate of shares shall specify the number and denoting numbers of the shares in respect of which it is issued, and the amount paid up thereon and shall be numbered in regular series.

          10. If any certificate be worn out or defaced, then upon production thereof to the Directors, they may order the same to be cancelled, and may issue a new certificate in lieu thereof, and if any certificate be lost or destroyed, then, upon proof thereof to the satisfaction of the Directors and on such indemnity as the Directors deem adequate being given, a new certificate in lieu thereof shall be given to the party entitled to such lost or destroyed certificate.

          11. For every certificate issued under the last preceding Article there shall be paid to the Company the sum of Seventy-five cents or such smaller sum as the Directors may from time to time determine.

          12. The certificate of shares registered in the names of two or more persons shall, unless otherwise directed by them, be delivered to the person first named on the register.

                                     CALLS

          13. (1) The Directors may from time to time make such calls as they think fit upon the members in respect of all moneys unpaid on the shares held by them respectively and not by
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                    the conditions of allotment thereof made payable at fixed
                    times. A call may be made payable by instalments.

               (2) Each member shall pay the amount of every call so made on him to such persons and at such times and places as the Directors shall appoint.

               (3) Notice of the persons appointed to receive payment of every call and of the times and places appointed for payment shall be sent to the members by the Company as hereinafter provided.

          14. A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

          15. Seven (7) days' notice at least of any call shall be given.

          16. If the sum payable in respect of any call or instalment be not paid on or before the day appointed for payment thereof, the holder for the time being of the share in respect of which the call shall have been made, or the instalment shall be due, shall pay interest for the same at such rate, not exceeding ten per centum per annum, as the Directors shall determine, from the day appointed for the payment thereof to the time of actual payment, but the Directors may if they shall think fit, remit payment of such interest or any part thereof

          17. On the trial or hearing of any action for the recovery of any money due for any call, it shall be sufficient to prove that the name of the member sued is entered in the register as the holder, or one of the holders, of the shares in respect of which such debt accrued; that the resolution making the call is duly recorded in the minute book; and that notice of such call was duly given to the member sued, in pursuance of these presents; and it shall not be necessary to prove the appointment of the Directors who made such call, nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

          18. The Directors may, if they think fit, receive from any member willing to advance the same, all or any part of the capital due upon the shares held by him beyond the sums actually called for, and upon the amount so paid in advance, or so much thereof as from time to time exceeds the amount of the calls then made upon the shares in respect of which such advance has been made, the Company may pay interest at such rate as the member paying the same in advance and the Directors agree upon.

                               FORFEITURE AND LIEN

          19. If any member fail to pay any call or instalment on or before the day appointed for the payment of the share, the Directors may at any time thereafter, during such time as the call or instalment remains unpaid, serve a notice on such member requiring him to pay the same, together with any interest that may have accrued and all expenses that have been incurred by the Company by reason of such non-payment.

          20. The notice shall name a day (not being less than Twenty-one (21) days from the date of the notice), and a place or places, on and at which such call or instalment and such interest and expenses as aforesaid are to be paid.

               The notice shall also state that in the event of nonpayment at or before the time and at the place appointed, the shares in respect of which such call or instalment is payable will be liable to forfeiture.

          21. (1) If the requirements of any such notice as aforesaid are not complied with, any shares in respect of which such notice has been given may, at any time thereafter, before payment
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                    of all calls or instalments, interest and expenses due in
                    respect thereof, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

               (2) A certificate in writing under the hand of one Director and countersigned by the Secretary stating that a share has been forfeited, shall be conclusive evidence of such forfeiture, and an entry of every such certificate shall be made in the minutes of the proceedings of the Directors.

          22. When any share shall have been so forfeited, notice of the resolution shall be given to the member in whose name it stood immediately prior to the forfeiture, and an entry of the forfeiture, with the date thereof, shall forthwith be made in the register.

          23. (1) Any shares so forfeited shall be deemed to be the property of the Company, and the Directors may sell, re-allot and otherwise dispose of the same in such manner as they think fit.

               (2) The Directors may, at any time before any share so forfeited shall have been sold, re-allotted or otherwise disposed of, annul the forfeiture thereof upon such conditions as they think fit.

          24. Any member whose shares have been forfeited shall, notwithstanding, be liable to pay, and shall forthwith pay to the Company, all calls, instalments interest and expenses, owing upon or in respect of such shares at the time of forfeiture, together with interest thereon from the time of forfeiture until payment at ten per centum per annum, and the Directors may enforce the payment thereof if they shall think fit.

          25. The Company shall have a first and paramount lien upon all the shares registered in the name of each member (whether solely or jointly with others) and upon the proceeds of sale thereof, for his debts, liabilities and engagements, solely or jointly with any other person, to or with the Company, whether the period for the payment, fulfilment or discharge thereof shall have actually arrived or not, and no equitable interest shall be created in any share except upon the footing and condition that Article 8 hereof is to have full effect. And such lien shall extend to all dividends from time to time declared in respect of such shares. Unless otherwise agreed, the registration of a transfer of shares shall operate as a waiver of the Company's lien, if any, on such shares.

          26. For the purpose of enforcing such lien, the Directors may sell the shares subject thereto in such manner as they think fit; but no sale shall be made until such period as aforesaid shall have arrived, and until notice in writing of the intention to sell shall have been served on such member, his executors or administrators, and default shall have been made by him or them in the payment, fulfilment, or discharge of such debts, liabilities or engagements for Seven (7) days after such notice.

          27. The net proceeds of any such sale shall be applied in or towards satisfaction of the said debts, liabilities or engagements and the residue (if any) paid to such member, his executors, administrators or assigns.

          28. Upon any sale after forfeiture or for enforcing a lien in purported exercise of the powers hereinbefore given, the Directors may appoint some person to execute an instrument of transfer of the shares sold and cause the purchaser's name to be entered in the register in respect of the shares sold, and the purchaser shall not be bound to see to the regularity of the proceedings, or to the application of the purchase money,
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and after his name has been entered in the register in respect of such shares, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

                               TRANSFER OF SHARES

          29. Any member may transfer all or any of his shares by instrument in writing in any usual or common form or any other form which the Directors may approve.

          30. The instrument of transfer of any share in the Company shall be in writing and shall be executed both by the transferor and the transferee, and the transferor shall be deemed to remain a holder of such share until the name of the transferee is entered in the register in respect thereof.

          31. The Company shall be entitled to charge a fee not exceeding 50 cents on the registration of a transfer or of any probate, letters of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument affecting the title to any share.

          32. The Directors may decline to register a transfer of any share to any person of whom they do not approve. They may also decline to register any transfer of shares without assigning any reason therefor.

          33. If the Directors refuse to register a transfer they shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

          34. Every instrument of transfer shall be left at the office for registration, accompanied by the certificate of the shares to be transferred, and such other evidence as the Directors may require to prove the title of the transferor or his right to transfer the shares.

                             TRANSMISSION OF SHARES

          35. In case of the death of a member the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.

          36. Any person becoming entitled to a share in consequence of the death of any member, or in any other way than by transfer, may with the consent of the Directors, and upon the production of such evidence as may from time to time be required by the Directors, be registered as a member, or, subject to the provisions as to transfers hereinbefore contained, may transfer such share to some other person by executing to the latter an instrument of transfer.

          37. The Directors may, if they think fit, withhold the payment of any dividend, payable in respect of any share to which any person may be entitled by transmission until such time as such person shall become the registered owner, or shall have effectually transferred such share, after which time such person, so becoming registered or transferring, shall receive such dividend.

                              INCREASE OF CAPITAL

          38. The Company may, from time to time by resolution of the members, increase the capital of the Company by the creation of new shares of such amount as may be deemed expedient.
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          39. The new shares shall be issued upon such terms and conditions, and with such rights, priorities and privileges annexed thereto, as the general meeting resolving upon the creation thereof, shall direct, and if no direction be given, as the Directors shall determine; and in particular such shares may be issued with a preferential or qualified right to dividends, and in the distribution of assets of the Company, and with a special or without any right of voting.

          40. If any difficulty shall arise in the apportionment of such new shares, or any of them, amongst the members, such difficulty shall, in the absence of direction by the Company be determined by the Directors.

          41. Except so far as otherwise provided by the conditions of issue, or by these Articles, any capital raised by the creation of new shares shall be considered part of the original capital, and shall be subject to the provisions herein contained with reference to the payment of calls and instalments, transfer and transmission, forfeiture, lien and otherwise.

          42. The Company may, from time to time, by resolution of the members, consolidate and divide all or any of its share capital into shares of larger amount than its existing shares.

                      ALTERATION AND REDUCTION OF CAPITAL

          43. The Company may pass all resolutions for the alteration or reduction of its Share Capital as are set forth in Sections 49 and 50 of the Act.

                             MODIFICATION OF RIGHTS

          44. Whenever the capital, by reason of the issue of Preference shares or otherwise, is divided into different classes of shares, all or any of the rights and privileges attached to each class may be modified, commuted, affected, abrogated or dealt with either with the consent in writing of the holders of a majority in nominal value of the issued shares of the class, or the sanction of a resolution of the members passed at a separate general meeting of the holders of shares of that class. All the provisions hereinafter contained as to general meetings shall, mutatis mutandis, apply to every such meeting but so that the Quorum thereof shall be members holding, or representing by proxy one-tenth in nominal amount of the issued shares of the class, (provided that if at any adjourned meeting of such holders a quorum as above defined is not present those members who are present in person or by proxy shall be a quorum) and that the holders of shares of the class shall, on a poll, have one vote for every share of the class held by them respectively. This Article is not to derogate from any power the Company would have had if this Article were omitted.

                                    MEETINGS

          45. The statutory meeting of the Company shall be held within the period required by Section 70 of the Act.

          46. General meetings shall be held once at least in each and every calendar year at such time and place as may be prescribed by the Directors. Such general meetings may be held anywhere in the world. At these meetings the Directors shall be elected for the ensuing year and the general business of the Company transacted.

          47. General meetings held annually in accordance with the preceding Article shall be called ordinary meetings; all other meetings of the Company shall be called extraordinary general meetings.

          48. In addition to the provisions of Section 71 of the Act two Directors or the President (if and when elected or appointed) may, whenever they or he thinks fit convene an extraordinary general meeting; and the Directors may, whenever they think fit,
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and they shall on the requisition of one Director, or upon a requisition made in writing by members owning not less than one-tenth in nominal value of the issued shares of the Company, convene an extraordinary general meeting.

          49. Any such requisition shall express the object of the meeting required, and shall be signed by the director or members making the same, and shall be sent by post or delivered to the Secretary of the Company, or sent by post to or delivered at the Office.

          50. Upon the receipt of such requisition the Directors shall forthwith proceed to convene an extraordinary general meeting. If they do not proceed to convene the same within Seven (7) days from the date of the receipt of the requisition the requisitionist or requisitionists, or any member or members, being the owners of not less than one-tenth in nominal value of the issued shares of the Company, may themselves convene a meeting in The Bahamas aforesaid, or at such other place as they may determine.

          51. Seven (7) clear days' notice at the least of any meeting specifying the place, the day and the hour of the meeting and, in case of special business, the general nature of such business, shall be given to the members in manner hereinafter mentioned, or in such other manner, if any, as may be prescribed by the Company in general meeting; but the accidental omission to give notice of any meeting to, or the non-receipt of any such notice by any person entitled thereto shall not invalidate the proceedings at that meeting.

          52. All business shall be deemed to be special that is transacted at an extraordinary general meeting. All business that is transacted at an ordinary meeting shall also be deemed special, with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets and the ordinary report of the auditors and the election of Directors and Officers.

          53. Subject to the provisions of the Act, when a majority of the shareholders in person or by proxy representing at least one-half of the issued capital of the Company sign the minutes of any ordinary or extraordinary general meeting the same shall be deemed to have been duly held notwithstanding that the members have not actually come together or that there may have been technical defects in the proceedings. And a resolution in writing signed by members holding the requisite majority in nominal value of the issued shares of the Company shall be as valid and effectual as if it had been passed at a meeting of the shareholders duly called and constituted.

          54. The minutes of any ordinary or extraordinary general meeting if purporting to be signed by the Chairman thereof, or by the Chairman of the next succeeding meeting, shall be sufficient evidence without any further proof of the facts therein stated.

                        PROCEEDINGS AT GENERAL MEETINGS

          55. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, except to take measures to obtain a quorum.

          56. A quorum shall consist of Two (2) members present in person or by proxy for all purposes.

          57. The President or Vice-President if they have been elected or appointed shall preside as Chairman at every general meeting of the Company. In the event that no President or Vice-President has been elected or appointed or in their absence the Directors present shall choose some Director present to be Chairman, or if no Director be present, or if all the Directors present decline to take the chair the members present shall choose some one of their number to be Chairman.
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          58. If within Thirty (30) minutes from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day Two (2) weeks thereafter and at the same time and place; and if at such adjourned meeting a quorum is not present within Thirty (30) minutes of the appointed time, those members who are present shall be a quorum and may transact the business for which the meeting was called but so that not less than Two (2) individuals shall constitute the quorum.

          59. The Chairman may, with the consent of the meeting, adjourn any meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

          60. Every question submitted to a meeting shall be decided by a show of hands unless a poll is demanded (before or on the declaration of the result of the show of hands) and in the case of an equality of votes the Chairman shall have a casting vote in addition to the vote or votes to which he may be entitled as a member.

          61. At any general meeting unless a poll is demanded by the Chairman or by at least Three (3) members present in person or by proxy, or by any member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all members having the right to vote at the meeting a declaration by the Chairman that a resolution has been carried and an entry to that effect in the book of proceedings of the Company shall be sufficient evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

          62. If a poll is demanded as aforesaid, it shall be taken in such manner and at such time and place as the Chairman of the meeting directs, and either at once, or after an interval or adjournment, or otherwise, and the results of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn. In case of any dispute as to the admission or rejection of a vote, the Chairman shall determine the same, and such determination made in good faith shall be final and conclusive.

                                VOTES OF MEMBERS

          63. On a show of hands every member entitled to vote present in person or by proxy shall have one vote, and upon a poll being demanded, every member entitled to vote present in person or by proxy shall have one vote for every share held by him. Where two or more persons hold shares jointly, one of those holders present at a general meeting may, in the absence of the other or others, vote the shares; but if two or more joint holders are present in person or by proxy, they shall vote as one on the shares held jointly by them and for this purpose the joint holder entitled to tender a note, to the exclusion of the notes of the other joint holders, shall be determined by the order in which the names stand in the register of members.

          64. Votes may be given either personally or by permanent or ad hoc written proxy.

          65. The instrument appointing a proxy and the power of attorney if any under which it is signed or a notarially certified copy thereof shall be deposited with the Secretary before or at the meeting for which it is to be used, and if permanent may be recorded with the Secretary.

          66. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the instrument of proxy, or of the authority under which the instrument of proxy was executed, or transfer of the share in respect of which the vote is given, provided no intimation in writing of the death, insanity, revocation or transfer shall have been received at the office before the meeting or adjourned meeting at which the instrument of proxy is used.
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          67. An instrument appointing a proxy may be in any form which the
Directors think fit to approve. The proxy shall be deemed to include the right to demand, or join in demanding a poll, and shall (except and to the extent to which the proxy is specially directed to vote for or against any proposal) include power generally to act at the meeting for the person giving the proxy. A proxy shall unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates, and need not be witnessed.

          68. The instrument appointing a proxy shall be in writing under the hand of the appointer or of his attorney, or, if the appointer is a corporation, either under seal, or under the hand of an officer or attorney duly authorized. A proxy need not be a member of the Company. Any corporation which is a member of the Company may by resolution of its Directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company, or of any class of members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

                                   DIRECTORS

          69. The first Directors may be appointed in writing by the Subscribers to the Memorandum of Association, and such Directors shall hold office until the statutory meeting of the Company. The Company by resolution of the members, or a member or members holding a majority in nominal value of the issued shares for the time being conferring the rights to attend and vote at general meetings of the Company, shall have power, from time to time and at any time to appoint any person or persons as a Director or Directors (provided that the total number of Directors shall not exceed the maximum number prescribed by, or in accordance with these Articles) and to remove from office any Director, howsoever appointed. A Director or Directors so appointed (except the first Directors) shall hold office for a year (unless removed as aforesaid) or until his or their successors are duly elected or until the office is duly vacated as provided by
Article 73. Any appointment or removal by a member or members as aforesaid, shall be effected by an instrument in writing signed by the member or members making the same, or in the case of a member being a Company, signed by one of its Directors on its behalf, and shall take effect upon lodgement at the Office.

          70. Unless and until the Company in general meeting shall otherwise determine, the Directors shall be not less than Two (2) nor more than Nine (9) in number, and they need not be shareholders of the Company.

          71. The remuneration of the Directors shall be determined by the Company in general meeting.

          72. The office of director shall be ipso facto vacated if the Director:-

          (1) Becomes bankrupt, or makes any arrangement or composition with his creditors generally; or

          (2) Resigns his office by notice in writing under his hand sent to or left at the office; or

          (3)  Becomes lunatic or of unsound mind; or

          (4) Is absent from meetings of the Directors for Six (6) successive months without leave and his alternate Director (if any) shall not, during such period, have attended in his stead, and the Directors resolve that his office be vacated; or

          (5) Is requested in writing by members holding or representing more than one-half in value of the issued shares of the Company to
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               vacate his office; or

          (6) Is or otherwise becomes disqualified or removed pursuant to Sections 87, 88, 90 or 92 of the Act.

          However, the continuing Directors may act notwithstanding any vacancy in their body, but, and if so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Director or Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

          73. Any casual vacancy occurring in the Board of Directors may at any time be filled by the Directors; but any person so chosen shall retain office so long only as the vacating Director would have retained the same if no vacancy had occurred.

          74. No Director shall be disqualified by his office from contracting with the Company either as vendor, purchaser, or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested, be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. But it is declared that the nature and extent of his interest must be disclosed by him in writing to the Company or at the meeting of the directors at which the contract or arrangement is first considered, if his interest then exists, or in any other case at the first meeting of the directors after the acquisition of his interest, and after such declaration of interest he shall be entitled to vote either as director or as shareholder in respect of any contract or arrangement in which he is so interested as aforesaid.

          75. Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a director.

          76. A Director of this Company may be or become a Director of any Company promoted by this Company or in which it may be interested as a vendor, shareholder or otherwise, and no such Director shall be accountable for any benefits received as a Director or member of such Company.

                               MANAGING DIRECTOR

          77. The Directors may from time to time appoint one or more of their number to the office of Managing Director or Committee of Directors for such term as they think fit, and, subject to the terms of any agreement entered into in any particular case, may revoke such appointment, and a Director so appointed shall, subject to the provisions of any agreement between him and the Company, be subject to the same provisions as to resignation and removal as the other Directors of the Company, and if he ceases from any cause to be a Director he shall ipso facto and immediately cease to be a Managing Director.

          78. A Managing Director shall receive such remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another) as the Directors may determine, and either in addition to or in lieu of his remuneration as a Director.

          79. Subject to the limitations imposed by Section 103 of the Act, the Directors may entrust to and confer upon a Managing Director or Committee of Directors any of the powers exercisable by them upon such terms and conditions and with such restrictions, as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

                            PROCEEDINGS OF DIRECTORS

          80. The Directors may meet together for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings, as they think fit, and may determine the quorum necessary for the transaction of business. Until otherwise determined, Two (2) Directors shall be a quorum.

          81. The President or Vice-President (if elected or appointed) or any Director may at any time convene a meeting of the Directors.

          82. A meeting of the Directors for the time being at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions by or under the regulations of the Company for the time being vested in or exercisable by the Directors generally.

          83. The President or Vice-President (if elected or appointed) shall preside at all meetings of the Directors. In the absence of the President and Vice-President the Director shall choose some one of their number to be chairman of the meeting.

          84. Subject to the limitations imposed by Section 103 of the Act, the Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit, and they may, from time to time, revoke such delegation or revoke the appointment of and discharge any such committees either wholly or in part and either as to persons or purposes; but every committee so formed, shall in the exercise of the powers so delegated, conform to any regulations that may from time to time be imposed on it by the Directors.

          85. All acts done by any meeting of the Directors or of a Committee of Directors, or by any person acting as a Director, shall, notwithstanding that it shall afterwards be discovered that there was some defect in the appointment or continuance in office of any such Director or Committee of Directors or person acting as aforesaid, or that they or any of them were or was disqualified or had vacated office, or were not entitled to vote, or had not received notice of the meeting, be as valid as if every such person had been duly appointed or had duly continued in office and was qualified and had continued to be a Director and had been entitled to be a Director and had received such notice.

          86. It shall not be necessary for the Directors to hold any formal meetings and participation in meetings of Directors shall be permitted in accordance with the provisions of Section 101 of the Act.

          87. Any minutes of the meetings of Directors if purporting to be signed by the Chairman thereof, or by the Chairman of the next succeeding meeting, shall be sufficient evidence without any proof of the facts therein stated.

          88. When all the Directors (including alternate Directors) sign the minutes of a meeting of the Directors the same shall be deemed to have been duly held notwithstanding that the Directors (including alternate Directors) have not actually come together or that any of the Directors (or alternate Directors) were not given notice of the meeting or that there may have been technical defects in the proceedings. And a resolution in writing, signed by all the Directors for the time being entitled to receive notice of a meeting including any alternate Director if entitled shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted, and may consist of several documents in a like form each signed by one or more of the Directors.

          89. Questions arising at any meeting of or for the decision of the Directors shall be decided by a majority of votes, and in case of an equality of votes, the Chairman shall have a second or casting vote. Provided, however, that so long as the quorum of Directors is only Two (2) Directors then at any meeting at which there are only Two (2) Directors present, the Chairman may not have a second or casting vote.

          90. If any Director, being willing, shall be called upon to perform extra services, or to make any special exertions, in going or residing abroad or otherwise, for any of the purposes of the Company, the Company shall remunerate the Director so doing, either by a fixed sum or by a percentage of profits, or otherwise as may be determined by the Directors, and such remuneration may be either in addition to or in substitution for his or their share in the remuneration above provided.

          91. A Director who is at any time absent from The Commonwealth of The Bahamas shall not during such absence be entitled to notice of any meeting of the Directors, but the views of a Director not present at a meeting of the Directors and transmitted by letter, telefax or cable shall be given effect to at any meeting of the Directors as if such Director had been personally present at such meeting and voted in accordance with such views.

                              POWERS OF DIRECTORS

          92. The business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and registering the Company, and may exercise all such powers of the Company as are not by the Act or by these Articles required to be exercised by the Company in general meeting, subject nevertheless to any regulations of these Articles, to the provisions of the Act, and to such regulations, being not inconsistent with the aforesaid regulations or provisions, as may be prescribed by the Company in general meeting but no regulation made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

          93. Without prejudice to general powers conferred by the last preceding clause, and the other powers conferred by these presents, it is hereby expressly declared that the Directors shall have the following powers, that is to say power:

          (1) To pay the costs, charges and expenses preliminary and incidental to the promotion, formation, establishment and registration of the Company.

          (2) To purchase or otherwise acquire for the Company any property, rights or privileges, which the company is authorized to acquire, at such price and generally on such terms and conditions as they think fit.

          (3) At their discretion to pay for any property, rights or privileges acquired by, or services rendered to, the Company, either wholly or partially in cash or in shares, bonds, debentures, or other securities of the Company, and any such shares may be issued either as fully paid up or with such amount credited as paid up thereon as may be agreed upon; and any such bonds, debentures, or other securities may be either specifically charged upon all or any part of the property of the Company and its uncalled capital, or not so charged.

          (4) To appoint, and at their discretion remove or suspend, such managers, secretaries, officers, clerks, agents, and servants for permanent, temporary, or special services, as they may from time to time think fit, and determine their powers and duties, and fix their salaries or emoluments, and to require security in such instances and to such amount as they think fit.

          (5) From time to time to provide for the management of affairs of the Company abroad in such manner as they think fit, and in particular to appoint any persons to be the Attorneys or agents of the Company with such powers (including power to subdelegate) and upon such terms as may be thought fit.

          (6) To appoint any person or persons (whether incorporated or not) to accept and hold in trust for the Company any property belonging to the Company, or in which it is interested, or for any other purposes, and to execute and do all such deeds and things as may be requisite in relation to any such trust, and to provide for the remuneration of such trustee or trustees.

          (7) To refer any claims or demands by or against the Company to arbitration, and observe and perform the awards.

          (8) To enter into all such negotiations and contracts, and rescind and do all such acts, deeds, and things in the name and on behalf of the Company as they may consider expedient for or in relation to any of the matters aforesaid, or otherwise for the purposes of the Company.

          (9) To make and give receipts, releases and other discharges for money payable to the Company, and for the claims and demands of the Company.

          (10) To invest and deal with any of the moneys of the Company not immediately required for the purposes thereof, upon such securities (not being shares in the Company) and in such manner as they may think fit, and from time to time to vary or realize such investment.

                                BORROWING POWERS

          94. The Directors, or, if authorized by resolution of the directors, a director, a committee of directors or an officer of the Company, may raise or borrow or secure the payment of any sum or sums of money for the purposes of the Company.

          95. The Directors may raise or secure the payment or re-payment of such moneys in such manner and upon such terms and conditions in all respects as they think fit, and in particular by the issue of bonds, debentures or debenture stock, notes or any mortgage, charge, security or other obligations of the Company, charged upon all or any part of the undertaking and property of the Company (both present and future), including its uncalled capital for the time being.

          96. Debentures and other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued.

          97. Any debentures, bonds or other securities may be issued at a discount, premium, or otherwise, and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of Directors and otherwise.

          98. When any uncalled capital of the Company is charged, all persons taking any subsequent charge thereon shall take the same subject to such prior charge, and shall not be entitled by notice to the members or otherwise to obtain priority over such prior charge.

                              ALTERNATE DIRECTORS

          99. A Director may appoint any person approved by the other Directors to be an alternate Director and may at any time remove any alternate Director so appointed. An alternate Director shall (subject to his giving to the Company an address within The Commonwealth at which notices may be served on him) be entitled to notice of meetings of the Directors, and in the absence of the Director who appointed him, and provided the views of such Director shall not have been transmitted pursuant to Article 91, the alternate Director shall be entitled to attend and vote at any such meeting, and generally at such meeting to have and exercise all the powers, rights and duties of the Director appointing him. Every such alternate Director shall also be entitled in the absence from The Commonwealth of the Director appointing him to sign on his behalf a resolution in writing of the Directors. An alternate Director shall ipso facto vacate office if and when the appointer vacates office as a Director, and any appointment or removal under this Article shall be effected at any time by notice in writing or by telefax or cable. An alternate Director shall not be entitled to receive remuneration from the Company except by virtue of an agreement with the Director appointing him to share the remuneration which would otherwise be payable to such Director.

                                LOCAL MANAGEMENT

          100. (1) The Directors may, from time to time, provide for the management of the affairs of the Company abroad in such manner as they shall think fit, and the provisions contained in the Four (4) next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

               (2) The Directors, from time to time, and at any time, may establish any local boards or agencies for managing any of the affairs of the Company abroad, and may appoint any persons to be members of such local board, or any managers or agents, and may fix their remuneration.

               (3) The Directors, from time to time, and at any time, may delegate to any person so appointed any of the powers, authorities and discretions for the time being vested in the Directors and may authorize the members for the time being of any such local board, or any of them to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit, and the Directors may at any time remove any person so appointed, and may annul or vary any such delegation.

               (4) Any such delegates as aforesaid may be authorized by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in them.

               (5) The Directors may comply with the requirements of any local law with which in their opinion it shall in the interest of the Company be necessary or expedient to comply.

                               POWERS OF ATTORNEY

          101. The Directors may from time to time and at any time by power of attorney in writing under the Seal appoint any Company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

                                    OFFICERS

          102. The Company may elect or the Directors may appoint officers annually, and they may consist of a President, Vice-President, Secretary and Treasurer, and such other officers as the Company or the Directors may from time to time think necessary. If any office becomes vacant during the year the Directors may fill the same for the unexpired term. The officers shall hold office until their successors are elected or they resign, but any officer may be removed at any time by the Company or the Directors.

          103. The officers shall perform such duties as may be prescribed by the Directors.

          104. Any person may hold more than one of these offices and no officer need be a Director or a shareholder of the Company.

                                    THE SEAL

          105. The Seal shall not be used without the sanction of the Directors.

          106. Unless otherwise determined by a resolution of the Directors, a Director shall sign and seal all deeds, documents and other instruments and papers authorized by the Directors and requiring execution by the Company, and every instrument to which the Seal shall be affixed shall be countersigned by another Director or the Secretary or Treasurer of the Company. The Company is hereby authorized to adopt and use an official seal for use in any place outside The Commonwealth of the Bahamas in accordance with the provisions of Section 26 of the Act.

          107. All deeds executed on behalf of the Company may be in such form, and contain such powers, provisos, conditions, covenants, clauses, and agreements as the Directors or the Company in general meeting, shall think fit.

                                   DIVIDENDS

          108. The Company in general meeting may on the recommendation of the Directors declare a dividend to be paid to the members and may fix the time for payment, but no dividend shall exceed the amount recommended by the Directors.

          109. The Directors may from time to time pay to the members such interim dividends as in their judgment the position of the Company justifies.

          110. No dividend shall be payable except out of the profits of the Company although dividends may be paid either by the issuance of fully paid shares to the shareholders as provided by Section 60(1) of the Act or out of surplus as provided by Section 60(2) of the Act.

          111. Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly.

          112. Any general meeting declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and in particular of paid-up shares debentures or debenture stock of any other Company or in any one or more of such ways, and the Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.

          113. The Directors may deduct from the dividends payable to any member all such sums of money as may be due from him to the Company.

          114. Notice of any dividend that may have been declared shall be given to each member in manner hereinafter mentioned.

          115. No dividend shall bear interest as against the Company.

                                    RESERVES

          116. The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves, which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors may from time to time think fit. The Directors may also without also without placing the same to reserve carry forward any profits which they may think prudent not to divide.

                           CAPITALIZATION OF PROFITS

          117. The Company in general meeting may, upon the recommendation of the Directors, resolve that it is desirable to capitalize any part of the amount for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sums be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid up to and amongst such members in the proportion aforesaid, or partly in the one way and partly in the other, and the Directors shall give effect to such resolution.

          118. Whenever such a resolution as aforesaid shall have been passed the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalized thereby, and all allotments and issues of fully-paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions.

                                    ACCOUNTS

          119. The Directors shall cause true accounts to be kept;

               (1) Of the sums of money received and expended by the Company, and the matters in respect of which such receipt and expenditure take place;

               (2)  Of the assets and liabilities of the Company; and

               (3) Of all other matters necessary for showing the true state and condition of the Company.

          120. The books of account shall be kept at one of the offices of the Company, and, subject to any reasonable restrictions as to the time and manner of inspecting the same that may be imposed by the Directors, shall be open to the inspection of the members during the hours of business.

          121. Once at the least in every year the Directors shall, unless waived by resolution of the shareholders in general meeting lay before the Company in general meeting a statement of the income and expenditure for the past year, made up to a date not more than six months before such meeting.

          122. Unless waived by a resolution of the shareholders in general meeting, a balance sheet shall be made out in every year and shall be laid before the Company in general meeting, and such balance sheet shall contain a summary of the property and liabilities of the Company.

          123. Unless waived by a resolution of the shareholders in general meeting, the Directors shall make all necessary arrangement for an annual audit of the books and accounts of the Company.

          124. Any auditor appointed need not be a shareholder of the Company.

                                    NOTICES

          125. A notice may be served by the Company upon any member either personally or by sending it through the post in prepaid envelope or wrapper addressed to such member at his last known address.

          126. The signature to any such notice to be given by the Company may be written, typewritten or printed.

          127. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying and posting a letter containing the notice, and to have been effected in the case of a notice of a meeting at the expiration of Twenty-four (24) hours after the letter containing the same is posted, and in any other case at the time at which the letter would be delivered in the ordinary course of post.

          128. A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the Register in respect of the share.

          129. Any notice or document sent by post to, or left at the registered address of any member, in pursuance of these Articles, shall, notwithstanding such member be then deceased or bankrupt and whether or not the Company have notice of his death or bankruptcy, be deemed to have been duly served in respect of any shares, whether held solely or jointly with other persons by such member, until some other person be registered in his stead as the holder or joint holder thereof, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in any such share.

          130. Notice of meetings of members shall be given by the Secretary at least Seven (7) days before the date of such meeting.

          131. Notice of special business shall state the object for which the meeting is called.

          132. A meeting of members whether ordinary or extraordinary or of Directors may be held without previous notice if all the members or Directors, as the case may be, are present in person or in the case of a meeting of members are present either in person or by proxy.

                                   WINDING-UP

          133. If the Company shall be wound up, and the assets available for distribution amongst the members as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding-up on the shares held by them respectively. And if on a winding-up the assets available for distribution amongst the members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding-up, the excess shall be distributed amongst the members in proportion to the capital at the commencement of the winding-up paid up on the shares held by them respectively. But this Article is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.

          134. If the Company shall be wound up, the Liquidator may, with the sanction of a Resolution of the members of the Company and any other sanction required by the Act, divide amongst the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid, and may determine how such division shall be carried out as between the members or different classes of members. The Liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members or any of them as the Liquidator, with the like sanction, shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

                                   INDEMNITY

          135. Subject to the limitations (if any) on indemnities conferred by Sections 118 to 121 (inclusive) of the Act every Director, manager, secretary and other officer or servant of the Company shall be indemnified by the Company against, and it shall be the duty of the Directors out of the funds of the Company to pay all costs, losses and expenses which any such Director, manager, secretary, officer or servant may incur or become liable to by reason of any contract entered into, or act or thing done by him as such Director, manager, secretary, officer or servant, or in any way in the discharge of his duties, including travelling expenses; and the amount for which such indemnity is provided shall immediately attach as a lien on the property of the Company, and have priority as between the members over all other claims.

          136. No Director or other officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other Director or officer or for joining in any receipt or other act for conformity, or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Directors for or on behalf of the Company, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency, or tortious act, of any person with whom any moneys, securities or effects shall be deposited, or for any loss occasioned by an error of judgment, omission, default or oversight on his part, or for any other loss, damage or misfortune whatsoever which shall happen in the execution of his office or in relation thereto, unless the same happen through his own dishonesty.

          We the subscribers to the Memorandum of Association have hereunto subscribed our names:

--------------------------------------------------------------------------------

                NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS

--------------------------------------------------------------------------------

1.                               /s/ [illegible]

                                 P.O. Box N-624
                                 Nassau, Bahamas

                                 Office Manager

2.                             /s/ Julie M. Alana

                                 P.O. Box N-624
                                Nassau, Bahamas

                                   Secretary

--------------------------------------------------------------------------------

                    DATED the 12th day of August, A.D. 1996.

                        Witness to the above signatures:


                                /s/ J. Cooper

                                 P.O. Box N-624
                                Nassau, Bahamas
                                   Secretary


COMMONWEALTH OF THE BAHAMAS

Registrar General's Department

I certify the foregoing to be a true
copy of the original document.

/s/ [illegible]
-----------------------------------
12th August 1996  Registrar General